 Exhibit 10.01

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

NOTWITHSTANDING THE FOREGOING, THE SECURITIES PAID TO HOLDER AS “PRIMARY ADDITIONAL CONSIDERATION” SUPPORTING THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES.

THE ISSUANCE SECURITIES PAID TO HOLDER AS “SECONDARY ADDITIONAL CONSIDERATION” SUPPORTING THIS NOTE MAY NOT BE OR MAY NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED:

(1)	IN THE ABSENCE OF
A.	AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED; OR,
B.	AN OPINION OF COUNSEL TO THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER OF SUCH SECURITIES, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT; OR,
(2)	UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE AS ADDITIONAL CONSIDERATION SUPPORTING THIS NOTE, MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

FOR VALUE RECEIVED, on the Effective Date, as defined below, the Writer of this Note (the “Writer”) hereby promises to pay to the Holder of this Note (" Holder"), as defined below, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein:

The “Borrower” shall be:	Network 1 Financial Group, Inc.
The "Holder" shall be:
The "Principal Sum" shall be:	$400,000.00 (four hundred thousand US Dollars); Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The Holder’s "Consideration" shall be:	$400,000.00 (four hundred thousand US Dollars) payable to Writer memorialized in the form of this $400,000.00 Secured Promissory Note.
“Primary Additional Consideration” payable by the Company shall be:	5,000,000 (five million) shares of Network 1 Financial Group common stock permanently issued to the Holder at the time that Consideration is paid by the Holder to Writer.
“Additional Consideration” payable by the Company and Collateral shall be:

Five percent (5%) of all warrants, shares, or other equity earned by Writer’s wholly-owned subsidiary, Network 1 Financial Securities, Inc. (“Subsidiary”), a broker/dealer registered with the U.S. Securities & Exchange Commission (SEC) and member of the Financial Industry Regulatory Authority (FINRA), deliverable to Holder within thirty (30) days of receipt by Subsidiary until this Note is paid in full.

Five percent (5%) of all future earnings and cash flow will be set aside as collateral.

The "Interest Rate" shall be:	Seven percent (7%) one-time interest charge on the Principal Sum, payable to Holder Semi-Annually.
The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	Two (2) years from the Effective Date, as defined in Section 14 of this Note.
The "Prepayment Terms" shall be:	Prepayment of 100% (one hundred percent) of this Note is permitted at any time in the form of the following: (1) cash, or (2) other negotiated form of payment mutually agreed to in writing. No penalty for pre payment.

1.	DIRECTORS. ________________________ shall have the right to appoint two Directors to the Company. The Directors must be approved by the Company’s Board and go through a satisfactory search process by the Company to assure compliance with the U.S. Securities laws.

2.	LOAN PAYMENT SCHEDULE. On each Installment Date, the Borrower shall pay to the Holder an amount in cash equal to the Installment Amount due on such Installment Date in accordance with Section 4 below.
3.	INTEREST; INTEREST RATE. Interest on this Note shall be simple interest defined above as “Interest Rate” and shall commence on the Issuance Date. Interest shall be payable to the Holder on each Installment Date in accordance with Section 5. Notwithstanding the foregoing, if the Maturity Date is automatically extended, no additional Interest shall accrue hereunder from and after such Maturity Date.

4.	RIGHTS UPON EVENT OF DEFAULT. Any of the following events shall constitute an “Event of Default”:
(i)	The suspension from trading or the failure of the Writer’s Common Stock to be trading (as applicable) on an Eligible Market for a period of ten (10) consecutive days or for more than an aggregate of twenty (20) days in any 365-day period;
(ii)	The Writer’s failure to pay to the Holder:
(a)	Any amount of Principal, Interest, Late Charges or other amounts when and as due to the Holder under this Note, except that, in the case of a failure to pay Interest and Late Charges when and as due, such event shall constitute an Event of Default only if such failure remains uncured for a period of at least five (5) Business Days; Penalty shall be 10% of any amount due because of late payment.
(b)	Any “Additional Secondary Consideration” in the timely manner set forth above.
(c)	Payment to be made to: Bank : ____________________
Account:	________________
ABA#	__________________
Account#	_______________
(iii)	Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Writer or Subsidiary and, if instituted against the Writer or Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;
5.	INSTALLMENT: The Installment Date shall commence exactly six (6) months commencing on the Effective Date defined in Section 15 below and shall continue thereafter exactly six (6) months until Maturity Date.

6.	NOTICE. Any notice required or permitted hereunder must be in writing and be either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

7.	AMENDMENTS. The term "Note" and all reference thereto, as used throughout this instrument means this instrument as originally executed, or if later amended or supplemented, then as so amended supplemented.

8.	ASSIGNABILITY. This Note will be binding upon the writer and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder only with written consent by Writer.

9.	GOVERNING LAW. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of New Jersey, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of NEW JERSEY or at the Writer's election, in the federal courts located in the State of New Jersey. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

10.	MAXIMUM PAYMENTS. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Wrtier to the Holder and thus refunded to the Writer.

11.	ATTORNEY FEES. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

12.	NO PUBLIC ANNOUNCEMENT. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Writer and Holder.

13.	TRANSFER, PLEDGE, SALE, COLLATERA, ETC. Holder may not transfer, pledge, sell, use as collateral, offer, or hypothecate this Note to any third party without written approval from Writer.

14.	AUTHORITY TO SIGN AND BIND. The party executing this Note on behalf of the Writer and the party executing this Note on behalf of the Holder represent that each has full authority to bind the Writer and the Holder, respectively, to all the terms and conditions of this Note

15.	EFFECTIVE DATE. This Note will become effective only upon occurrence of the date of Execution by the last of both parties to sign this Note.

16.	SUBSCRIPTION AGREEMENT & CONFIDENTIAL TERM SHEET: The Securities Subscription Agreement that memorializes the 5,000,000 (five million) shares of Network 1 Financial Group common stock to be issued to the Holder at the time that Holder’s Consideration is paid to Writer, as well as the Confidential Term Sheet, are hereby incorporated by reference.

Network 1 Financial Group, Inc.
By: ___________________________	By: ___________________________
Damon D. Testaverde, President	President
Executed: This ___ day of _____________, 20___.	Executed: This ___ day of _____________, 20___.

Confidential

Confidential Term Sheet

$400,000.00 Secured Promissory Note

Date:	Wednesday, October 31st 2012

Offering:	$400,000 2 Year, Secured Promissory Note (“the Note” or “Notes”) Interest Rate 7% (paid in cash or in kind at Company’s option) plus additional consideration as set forth in greater detail below.

Writer of Note (the Borrower of Funds and Seller of Securities):	Network 1 Financial Group, Inc. (hereinafter alternatively referred to as the “Company”).

Holder of Note (the Lender of Funds and Subscriber of Securities):	______________________________, an Accredited Investor

Principal Sum:	$400,000.00 (four hundred thousand US Dollars); Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.

Holder’s Consideration:	$400,000.00 (four hundred thousand US Dollars) payable to Writer memorialized in the form of a $400,000.00 Secured Promissory Note (“Note”)

Company’s Consideration:	5,000,000 (five million) shares of Network 1 Financial Group common stock issued to the Holder at the time that Consideration is paid by the Holder to Writer.

Company’s “Additional Consideration” and Collateral:	Five percent (5%) of all warrants, shares, or other equity earned by Writer’s wholly-owned subsidiary, Network 1 Financial Securities, Inc. (“Subsidiary”), a broker/dealer registered with the U.S. Securities & Exchange Commission (SEC) and member of the Financial Industry Regulatory Authority (FINRA), will be deliverable to Company within thirty (30) days of receipt by Subsidiary, which the Company may pay the Holder until this Note is paid in full. Five percent (5%) of all future earnings and cash flow of the Company will be set aside as collateral.

Interest Rate:	Seven percent (7%) one-time interest charge on the Principal Sum, payable to Holder Semi-Annually.

Maturity Date:	Two (2) years from the Effective Date, as defined in Section 15 of said Note.

Prepayment Terms:	Prepayment of 100% (one hundred percent) of said Note is permitted at any time in the form of the following: (1) cash or (2) other negotiated form of payment mutually agreed to in writing. No penalty for pre- payment.

Use of Proceeds:	Working capital (including payment of commissions), acquisitions, marketing.

Commissions:	The Company will pay to Broker (for itself and other selling agents) a commission in the form of cash equal in value to five percent (5%) of the gross proceeds from the sale of the Common Stock under the Subscription Agreement, as well as ten percent (10%) in common stock.

Payment:	Principal Sum will be funded by the Holder upon signing the Note.

Payment Checks:	Checks to be made payable to Network 1 Financial Group Inc.
Wire Instructions:

Wire transfers should be sent to:

Account Name: Network 1 Financial Group Inc

ACCOUNT No.: 381030508634

Domestic A/B/A No: 026009594

International Swift Code: BOFAUS3N

BANK:

Bank of America

100 West 33rd Street

=New York, New York 10001

Type Of Offering:

Said Note offered is offered directly by the Company to the Holder of the Note for Consideration(s) set forth in the Note. The Note is being offered on a private placement basis to Subscribers who are “accredited investors”, exempt from the prospectus and registration requirements of the United States. The Offering shall comply with all applicable securities laws to the satisfaction of the Company, and the Subscriber shall execute and deliver such subscription documents as may be necessary or customary in Regulation D private placements.

The Securities be issued by the Company shall be done in accordance with a Private Placement Subscription Agreement (the “Subscription Agreement“) between the Company and Subscriber. The Subscription Agreement will contain certain covenants, representations, warranties and indemnities of the Company for the benefit of the Subscribers of a nature and scope customary in private placements of this type, and certain covenants, representations, warranties and indemnities of the Subscribers for the benefit of the Company of a nature and scope customary in private placements of this type.

Risk Factors:

Speculative:

The Securities offered hereby are highly speculative and involve a high degree of risk, and, therefore, should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective Subscribers should carefully review and consider the risk factors set forth in the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, as filed with the Securities and Exchange Commission, as well as other information contained herein, before subscribing for any of the Securities.

Limited Disclosure in Public Market Place:

The Company filed a Form 15 with the Securities and Exchange Commission ("SEC") on September 19th 2012, thereby, voluntarily suspending its reporting obligations under the Securities Exchange Act of 1934. The Company will suspend all periodic report filing with the SEC, effective immediately. The Company took this action in order to provide substantial cost savings in the form of reduced audit, legal and filing expenses and other cost related to complying with the Exchange Act. As a result of filing the Form 15, the Company will no longer be required to file annual and quarterly reports with the SEC. The Company does not expect to have any further reporting obligation under the Exchange Act after December 18, 2012. Going forward, this may limit the Subscriber’s ability to carefully review and consider such risk factors that, until now, were set forth in the Company’s quarterly and annual reports, and this may limit the Subscriber’s ability to obtain information about the Company in the public market place.

Limited Market for Trading Securities:

As a result of filing Form 15 with the SEC, the Company deregistered its common stock under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended by the Jumpstart Our Business Startups Act (as amended, the “Exchange Act”). As a result of this deregistration, the Company's common stock will no longer be eligible for public trading in the United States through the Financial Industry Regulatory Authority's (FINRA’s) Over-the-Counter Bulletin Board (OTCBB); however, the Company’s common stock will become eligible to trade on the Pink Sheets.

Limited Market May Affect Price of Securities:

The Pink Sheets are different from the OTCBB. Companies on the Pink Sheets are not required to meet minimum requirements or file with the SEC. Typically, companies are on the Pink Sheets because either they are too small to be listed on a national exchange or they do not wish to make their budgets and accounting statements public. Companies listed on the Pink Sheets may be more difficult to analyze because of limited or little accurate information about them. The companies on the Pink Sheets are usually penny stocks, may become targets of price manipulation, and extreme caution is usually recommended when buying and selling stocks listed on the Pink Sheets. These factors may affect the price of Subscriber’s Securities acquired through the Subscription Agreement.

Restricted Securities Liquidity Risk:

Separate and apart from the aforementioned risks, the Securities received by Subscriber are also subject to Rule 144 promulgated under the Securities Act, which requires, among other conditions, a six (6) month holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Subscriber is aware that the safe harbor provided by Rule 144 of the Securities Act is not now available for Subscriber’s resale of the Securities and Rule 144 may never become available for Subscriber’s resale of the Securities or any portion thereof.

Potential Inability to Deposit Securities:

Subscriber understands clearing brokers may decline to deposit into Subscriber’s account a stock certificate for a security that (1) has a closing price below one cent ($0.01) and/or (2) has stale or incomplete filings with the U.S. Securities and Exchange Commission (SEC) or with Canada’s System for Electronic Document Analysis and Retrieval (SEDAR). Moreover, in the event that Company files with Pink Sheets, clearing brokers may decline to even consider depositing Company’s securities. In addition to these conditions and limitations, Subscriber understands that clearing brokers may subject Company’s securities to additional review before accepting such securities for deposit. This review process may (1) take up to two weeks or longer and (2) may include research into Company and/or Subscriber. Subscriber understands that the characteristics triggering additional review include but may not be limited to: (1) low price of the security or securities under review; (2) large number of shares being deposited with clearing broker into Subscriber’s account; (3) the securities in question are non-exchange traded; (4) the stock certificates are recently issued; (5) recent merger activity of underlying Company; and/or (6) change of name of the underlying Company issuing these stock certificates. Clearing brokers may also charge a fee to Subscriber’s account for this review. Finally, Subscriber understands that all of the aforementioned conditions, limitations, and characteristics triggering review may apply to Subscriber’s Deposit/Withdrawal At Custodian [DWAC] requests, Automated Customer Account Transfer Account Service [ACATS] requests, and Depository Trust Company [DTC] receipts for deposit requests.

Non-Recourse:

Any indebtedness secured by the Note shall be non-recourse to assets of the Company’s subsidiary, Network 1 Financial Securities, and estopped from having rights to reach into the assets of the subsidiary.

Financial and Other Public Information	Financial and other public information as filed with the Securities and Exchange Commission (SEC) (prior to de-registration on September 19th 2012) will be provided by Network 1 Financial Group upon request. Alternatively, this historical information previously filed can also be found under the Company’s name at the SEC website. For financial and other public information about Network 1 Financial Group, Inc.:	-	Go to or copy http://www.sec.gov/search/search.htm to your browser;
-	In the “Search Company Filings” window, enter “Network 1 Financial Group” in the “Company Name” box;

-	Click the “Find Companies” button; and then,

-	Access the Company’s financial and other public information filings in “Search Results” window.

SECURITIES PURCHASE AGREEMENT, dated as of__________, 2012, is entered into by and between Network 1 Financial Group Inc a Delaware corporation, with headquarters located at 2 bridge Ave Red Bank N.J. 07701 (the “Company”), and ___________________(the "Purchaser").

RECITALS:

WHEREAS, the Company is making a private offering of its Common Stock, $.0001 par value (“Common Stock”) to certain qualified investors on a “best efforts, no minimum basis,” up to 5,000,000 shares;

 WHEREAS, all the subscriptions for Common Stock received by the Company will be accepted on a rolling basis, meaning that investor subscriptions will be accepted promptly after receipt by the Company, from time to time, and any one investor subscription will not be dependant on any other investor subscriptions being offered or accepted;

WHEREAS, the subscription amounts submitted with this form of subscription agreement (“Agreement”) will not be held in escrow before acceptance but deposited into the general deposit accounts of the Company, and therefore, such amounts will be vulnerable to the claims of creditors of the Company, even though the Company has not accepted the subscription;

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales (i) in the United States to accredited investors afforded by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act (ii) outside the United States, in compliance with local jurisdictional requirements, to investors that are not U.S. Persons pursuant to Regulation S under the 1933 Act; and

WHEREAS, the Company wishes to sell to the Purchaser and the Purchaser wish to buy from the Common Stock subscribed for in this Agreement;

 NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	AGREEMENT TO PURCHASE; PURCHASE PRICE.
a.	Purchase; Purchase Requirements; Acceptance.
(i)	Subscription Agreement and Tender of Payment. Subject to the terms and conditions of this Agreement, the Purchaser is hereby submitting this subscription to acquire the number of shares of Common Stock set forth on the signature page of this Agreement (“Shares”), at a purchase price of $0.0001 per share, and together with the Agreement, is tendering payment to the Company of the subscription amount also set forth on the signature page of this Agreement (“Purchase Price”). The subscription is irrevocable once submitted to the Company, and the Purchaser hereby agrees to pay to the Company the Purchase Price. The Purchase Price, pending acceptance by the Company of a subscription, will not be placed in any escrow or other separate account, but placed in an account of the Company.
(ii)	Investor Questionnaire and Suitability Determination. Together with the tendered subscription agreement and subscription funds, the Purchaser is tendering a completed “Accredited Investor Questionnaire” in the form attached hereto as Annex I. The Purchaser understands that a subscription is not complete until the completed Accredited Investor Questionnaire, signed by Purchaser, is provided to the Company and until the Placement Agent has made a suitability determination that this Private Placement is suitable for Purchaser.
(iii)	Rolling Acceptance of Subscriptions; Acceptance and Certificates. From time to time, the Company will accept subscriptions tendered to it, at which time the Purchaser will be considered a holder of the Shares subscribed for in this Agreement. As promptly as practical, the Company will return a copy of this Agreement to the Purchaser, executed by the Company, together with the Certificates (as defined below) representing the number of shares of Common Stock, for the accepted subscription.
(iv)	Method of Payment of Subscription Amount. The Purchase Price shall be payable in United States Dollars, and may be made by personal check, bank check, or wire transfer. The Purchase Price will not be deemed paid under the terms of this Agreement until the funds are considered good and collected funds into the account into which the funds are paid. Any costs associated with the failure to make payment of the full Purchase Price, including incoming wire fees assessed against the Company, will be the responsibility of the subscribing Purchaser.

Checks should be made payable to “Network 1 Financial Group Inc”

Wire transfers should be sent to:

Account Name: Network 1 Financial Group Inc

ACCOUNT No.: 15008001413

A/B/A No: 026013576

BANK: Signature Bank

71 Broadway

New York N.Y.

b.	Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:
(i)	"1933 Act" means the Securities Act of 1933.
(ii)	"1934 Act" means the Securities Act of 1934.
(iii)	“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.
(iv)	"Broker" means Network 1 Financial Securities, Inc., as the exclusive selling agent of the Common Stock offered by the Company.
(v)	“Certificates” means the stock certificate(s) representing the Shares for which subscriptions have been accepted by the Company, duly executed by the Company in the name of the Purchaser.
(vi)	“Closing Date” means the date of the closing of the purchase and sale of the Shares to which this subscription agreement relates, as provided herein.
(vii)	“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.
(viii)	“Holder” means the Person holding the relevant Securities at the relevant time.
(ix)	“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Subscription Agreement, (y) have or result in a material adverse effect on the results of operations, assets, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, and as described in the Placement Memorandum, (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Subscription Agreement.
(x)	“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.
(xi)	“Purchaser Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the relevant Purchaser pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.
(xii)	“Securities” means the Common Stock and the Shares subject to this Agreement, as the context indicates.
(xiii)	“State of Incorporation” means Delaware.
2.	PURCHASER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.
The	Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:
a.	Without limiting Purchaser's right to sell the Shares pursuant to sell any of the Securities in compliance with the 1933 Act, the Purchaser is purchasing the Securities and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.
b.	The Purchaser is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the Placement Memorandum, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement and the Placement Memorandum, and (iv) able to afford the loss of the entire Purchase Price.
c.	All subsequent offers and sales of the Securities by the Purchaser shall be made pursuant to a registration of the Shares under the 1933 Act or pursuant to an exemption from registration. The Purchaser understands that the Company has no obligation to take any action to register the Shares with the United States or any state authority for the resale or transfer of the Shares by any Purchaser, now or in the future.
d.	The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.
e.	The Purchaser and its advisors, if any, have been furnished with the all additional materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.
f.	The Purchaser understands that its investment in the Securities is an investment in a company that involves a high degree of risk. The Purchaser understands that the investment in the Securities may not provide any return and a return, if any, is likely to be well in the future.
g.	The Purchaser hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of its officers, directors and employees or any of its attorneys or agents, except as specifically set forth in this Agreement.
h.	The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.
i.	This Agreement to which the Purchaser is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.
j.	The Purchaser has taken no action which would give rise to any claim by any Person for brokerage commissions and expense, other than Network 1 Financial Securities, Inc., Broker's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees and expenses or with respect to any claims made by or on behalf of other Persons for fees and expenses of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Purchaser shall indemnify and hold harmless each of the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees and expenses, as and when incurred.
k.	The Purchaser hereby covenants and warrants that, between the Closing Date and the date on which he or she no longer holds any of the Securities, Purchaser will not engage in any hedging transactions or shorting transactions in any securities of the Company, including the Securities.
l.	The Purchaser hereby covenants and warrants that he or she is not acting as a "group" for purposes of Section 13 of the Securities Exchange Act of 1934.

3.	COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that, except as otherwise provided:
a.	Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Shares. No party has a currently exercisable right of first refusal with respect to the sale of the Shares.
b.	Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.
c.	Authorized Shares. The authorized capital stock of the Company is as described in the Public Filings, subject to the sale of the Common Stock offered hereby from time to time since the date of the this placement. All the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to affect the issuance of the Securities. The Securities have been duly authorized and, when issued, in accordance with their terms, will be duly and validly issued, fully paid and non-assessable and, except to the extent, if any, provided by the law of the State of Incorporation, will not subject the Holder thereof to personal liability by reason of being such Holder.
d.	Transaction Agreements and Stock. This Agreement and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company, and this Agreement is, and the Certificates when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.
e.	Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Securities being offered by the Placement Memorandum, and the consummation by the Company of the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except where such conflict, breach or default which would not have or result in a Material Adverse Effect.
f.	Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Shares to the Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.
g.	Absence of Certain Changes. Since the date of the balance sheet included in the public filings, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.
h.	Full Disclosure. There is no fact known to the Company other than general economic conditions known to the public generally or as disclosed in the that has not been disclosed in writing to the Purchaser that would reasonably be expected to have or result in a Material Adverse Effect.
i.	Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.
j.	Absence of Certain Company Control Person Actions or Events. Except as disclosed in the Public Filings, none of the following actions has been taken during the past ten (10) years with respect to a Company Control Person:
(1)	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
(2)	Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)	Such Company Control Person was the made the subject of or consented to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:
(i)	acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;
(ii)	engaging in any type of business practice; or
(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or
(4)	Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.
k.	Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any stock option grants, convertible securities or any shares of its Common Stock, except as disclosed in the Public Filings.
l.	No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Public Filings or those incurred in the ordinary course of the Company's business since the date of the balance sheet included in the Public Filings, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (y) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (z) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.
m.	No Default. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.
n.	No Integrated Offering. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since January 1, 2011, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.
o.	Fees to Brokers, and Others. Except for payment of fees and commissions to the Broker for itself and other selling agents, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, Broker's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby. Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

4.	CERTAIN COVENANTS AND ACKNOWLEDGMENTS.
a.	Transfer Restrictions. The Purchaser acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder or under state securities laws.
b.	Restrictive Legend. The Purchaser acknowledges and agrees that the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

c.	Rule 144 Resales. The Purchaser has read and understands that Rule 144 promulgated under the Securities Act requires, among other conditions, a six (6) month holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Purchaser understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Purchaser is aware that the safe harbor provided by Rule 144 of the Securities Act is not now available for Purchaser’s resale of the Securities and Rule 144 may never become available for Purchaser’s resale of the Securities or any portion thereof.
d.	Deposit and Resale of Securities. Purchaser understands that, in addition to the restricted stock requirements of Rule 144 set forth in Section 3.12, above, clearing brokers may decline to deposit into Purchaser’s account a stock certificate for a security that (1) has a closing price below one cent ($0.01) and/or (2) has stale or incomplete filings with the U.S. Securities and Exchange Commission (SEC) or with Canada’s System for Electronic Document Analysis and Retrieval (SEDAR]. Moreover, in the event that Company files with Pink Sheets, clearing brokers may decline to even consider depositing Company’s securities. In addition to these conditions and limitations, Purchaser understands that clearing brokers may subject Company’s securities to additional review before accepting such securities for deposit. This review process may (1) take up to two weeks or longer and (2) may include research into Company and/or Purchaser. Purchaser understands that the characteristics triggering additional review include but may not be limited to: (1) low price of the security or securities under review; (2) large number of shares being deposited with clearing broker into Purchaser’s account; (3) the securities in question are non-exchange traded; (4) the stock certificates are recently issued; (5) recent merger activity of underlying Company; and/or (6) change of name of the underlying Company issuing these stock certificates. Clearing brokers may also charge a fee to Purchaser’s account for this review. Finally, Purchaser understands that all of the aforementioned conditions, limitations, and characteristics triggering review may apply to Purchaser’s Deposit/Withdrawal At Custodian (DWAC] requests, Automated Customer Account Transfer Account Service [ACATS] requests, and Depository Trust Company [DTC] receipts for deposit requests.
e.	Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Purchaser under any United States laws and regulations applicable to the Company and to provide a copy thereof to the Purchaser promptly after such filing.
f.	Use of Proceeds. The Company shall use the proceeds received hereunder as set forth in the Placement Memorandum, including as follows payment of certain fees and expenses to the Broker for itself and any other selling agents as provided herein.
g.	Publicity, Filings, Releases, Etc. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects. Notwithstanding the foregoing, each of the parties hereby consents to the disclosure of the transactions contemplated hereby in required filings with the SEC and any state securities departments and any other regulatory authorities.
h.	Broker Fees. The Company shall pay to the Broker (for itself and for any other selling agents) a commission in the form of cash equal in value to five percent (5%) of the gross proceeds from the sale of the Common Stock under this Agreement, , as well as ten percent (10%) in common stock. Such commission is more fully described in the Broker Commission Agreement between the Company and the Broker of even date herewith.
h.	Attorneys' Fees. The Company shall bear its legal fees and expenses incurred in connection with the preparation and negotiation of the documents contemplated by this transaction. Other than the amounts contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.	TRANSFER AGENT INSTRUCTIONS.
a.	The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time bearing the restrictive legend specified in Section 4(b) of this Agreement. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Purchaser.
6.	CLOSING DATE.
a.	The Closing Date with respect to this Agreement and the subscription of the Purchase at such time as the subscription agreement is accepted by the Company. There will be similar closing dates as to other subscriptions, from time to time, but each will not be dependant on any other closing date being scheduled or occurring.

7.	INDEMNIFICATION.

The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, employees, and agents, and each Purchaser Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which Purchaser, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Purchaser Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, except to the extent such Damages result primarily from Purchaser's failure to perform any covenant or agreement contained in this Agreement, including the provision of current and accurate information in its Investor Questionnaire, or Purchaser's or its officers', directors', employees', agents' or Purchaser Control Persons' negligence, recklessness or bad faith in performing its obligations under this Agreement.

8.	JURY TRIAL WAIVER. The Company and the Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Agreement and the Placement Memorandum.
9.	GOVERNING LAW: MISCELLANEOUS.
a.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. The Company and each Purchaser hereby submit to the jurisdiction of any state court of competent jurisdiction in and for New York County, New York, or in the United States District Court for the Southern District of New York sitting at New York City in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other party with respect thereto; and agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.
b.	Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
c.	This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.
d.	All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.
e.	A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.
f.	This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.
g.	The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
h.	If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.
i.	This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.
j.	This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.
10.	NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:
(a)	the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,
(b)	the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or
(c)	the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company: _________________________

_________________________

_________________________

_________________________

with a copy to: __________________________, Esq.

____________________________________

____________________________________

____________________________________

Purchaser: To the addresses set forth on the Investor Questionnaire attached hereto as Annex I. with a copy to:

Network 1 Financial Securities, Inc.

2 Bridge Avenue

Red Bank, NJ 07701

Attn: Damon Testaverde

11.SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Purchaser' representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Purchaser and the Company and their respective successors and assigns.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by the Purchaser, for the amount of shares and subscription amount, as of the date set forth below.

Purchaser is subscribing for 5,000,000 shares of Common Stock

Price per share $0.0001.

Purchaser is submitting payment to the Company in the amount of $500.00.

______________________________

Signature of Subscriber

______________________________

Print Name of Subscriber

Date: ____________________ 20____ By: ______

Its: ___________________________

As of the date set forth below, the undersigned hereby accepts this Agreement and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NETWORK 1 FINANCIAL GROUP INC

__________________________________

By: Damon D Testaverde

Title: CEO

Date: ___________ 2011

SUBSCRIPTION AGREEMENT

(Private Placement Securities Purchase Agreement)

DISCLOSURE OF RISKS ASSOCIATED WITH PURCHASE OF THIS COMMON STOCK:

a)	Speculation: The Securities offered hereby are highly speculative and involved a high degree of risk, and, therefore, should not be purchased by anyone who cannot afford the loss of their entire investment. Holders should carefully review and consider the risk factors set forth in the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, as filed with the Securities and Exchange Commission, as well as other information contained herein, before subscribing for any of the Securities.
b)	Limited Disclosure in Public Market Place: The Company filed a Form 15 with the Securities and Exchange Commission (“SEC”) on September 19th 2012, thereby, voluntarily suspending its reporting obligations under the Securities Exchange Act of 1934. The Company will suspend all periodic report filing with the SEC, effective immediately. The Company took this action in order to provide substantial cost savings in the form of reduced audit, legal and filing expenses and other cost related to complying with the Exchange Act. As a result of filing the Form 15, the Company will no longer be required to file annual and quarterly reports with the SEC. The Company does not expect to have any further reporting obligation under the Exchange Act after December 18, 2012. Going forward, this may limit the Holder’s ability to carefully review and consider such risk factors that, until now, were set forth in the Company’s quarterly and annual reports, and this may limit the Holder’s ability to obtain information about the Company in the public market place.[7]
c)	Limited Market for Trading Securities: As a result of filing Form 15 with the SEC, the Company deregistered its common stock under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended by the Jumpstart Our Business Startups Act (as amended, the “Exchange Act”). As a result of this deregistration, the Company’s common stock will no longer be eligible for public trading in the United States through the Financial Industry Regulatory Authority’s (FINRA’s) Over-the-Counter Bulletin Board (OTCBB); however, the Company’s common stock will become eligible to trade on the Pink Sheets.

__________________________

Financial and other public information as filed with the Securities and Exchange Commission (SEC) (prior to registration on September 19th 2012) will be provided by Network 1 Financial Group upon request. Alternatively, this historical information previously filed can also be found under the Company’s name at the SEC website. For financial and other public information about Network 1 Financial Group, Inc.:

-	Go to or copy http://www.sec.gov/search/search.htm to your browser;
-	In the “Search Company Filings” window, enter “Network1 Financial Group” in the “Company Name” box;
-	Click the “Find Companies” button; and then
-	Access the Company’s financial and other public information filings in “Search Results” window.

SUBSCRIPTION AGREEMENT

(Private Placement Securities Purchase Agreement)

d)	Limited Market May Affect Price of Securities: The Pink Sheets are different from the OTCBB. Companies on the Pink Sheets are not required to meet minimum requirements or file with the SEC. Typically, companies are on the Pink Sheets because either they are too small to be listed on a national exchange or they do not wish to make their budgets and accounting statements public. Companies listed on the Pink Sheets may be more difficult to analyze because of limited or little accurate information about them. The companies on the Pink Sheets are usually penny stocks, may become targets of price manipulation, and extreme caution is usually recommended when buying and selling stocks listed on the Pink Sheets. These factors may affect the price of Holder’s Securities acquired through the Subscription Agreement.
e)	Restricted Securities Liquidity Risk: Separate and apart from the aforementioned risks, the Securities received by Holder are also subject to Rule 144 promulgated under the Securities Act, which requires, among other conditions, a six (6) month holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Holder understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Holder is aware that the safe harbor provided by Rule 144 of the Securities Act is not now available for Holder’s resale of the Securities and Rule 144 may never become available for Holder’s resale of the Securities or any portion thereof.
f)	Potential Inability to Deposit Securities: Holder understands clearing brokers may decline to deposit into Holder’s account a stock certificate for a security that (1) has a closing price below one cent ($0.01) and/or (2) has stale or incomplete filings with the U.S. Securities and Exchange Commission (SEC) or with Canada’s System for Electronic Document Analysis and Retrieval (SEDAR). Moreover, in the event that Company files with Pink Sheets, clearing brokers may decline to even consider depositing Company’s securities. In addition to these conditions and limitations, Holder understands that clearing brokers may subject Company’s securities to additional review before accepting such securities for deposit. This review process may (1) take up to two weeks or longer and (2) may include research into Company and/or Holder. Holder understands that the characteristics triggering additional review include but may not be limited to: (1) low price of the security or securities under review; (2) large number of shares being deposited with clearing broker into Holder’s account; (3) the securities in question are non-exchange traded; (4) the stock certificates are recently issued; (5) recent merger activity of underlying Company; and/or (6) change of name of the underlying Company issuing these stock certificates. Clearing brokers may also charge a fee to Holder’s account for this review. Finally, Holder understands that all of the aforementioned conditions, limitations, and characteristics triggering review may apply to Holder’s Deposit/Withdrawal At Custodian (DWAC) requests, Automated Customer

SUBSCRIPTION AGREEMENT

(Private Placement Securities Purchase Agreement)

Account Transfer Service (ACATS) requests, and Depository Trust Company (DTC) receipts for deposit requests.

Non-Recourse:

Any secured indebtedness shall be non-recourse to assets of the Company’s subsidiary, Network 1 Financial Securities, and stopped from having rights to reach into the assets of the subsidiary.